EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sanmina-SCI Corporation:

We consent to the incorporation by reference in the registration statement on Form S-3 (Nos. 333-131360, 333-61042, 333-50282, 333-39316, 333-95467, 333-84221, 333-84039, 333-76279, 333-71313, and 33-97782) and Form S-8 (Nos. 333-165435, 333-157099, 333-84704, 333-112605, 333-108942, 333-104692, 333-100236, 333-87946, 333-83110, 333-75616, 333-64294, 333-39930, 333-79259, 333-23565, 33-90244, and 33-66554) of Sanmina-SCI Corporation our report dated November 24, 2010, with respect to the consolidated balance sheets of Sanmina-SCI Corporation as of October 2, 2010 and October 3, 2009, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended October 2, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 2, 2010, which report appears in the October 2, 2010 annual report on Form 10-K of Sanmina-SCI Corporation.

Our report dated November 24, 2010 refers to an accounting change upon adoption of Financial Accounting Standards No. 141(R) (Revised 2007), Business Combinations (ASC Topic 805, Business Combinations), at the beginning of fiscal 2010.

Mountain View, California
November 24, 2010